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                                                                   EXHIBIT 10.24


                                RESTRICTED STOCK
                                 AWARD AGREEMENT

         This Award Agreement is effective as of the 1st day of March, 1995 ("Date of Award"), between FirstMerit Corporation, an Ohio corporation (the "Company"), and John R. Cochran (the "Grantee"). In consideration of the agreements set forth below, the Company and the Grantee agree as follows:

         1. GRANT. A restricted stock award ("Award") of 12,500 shares ("Award Shares") of the Company's common stock, no par value ("Common Stock"), is hereby granted by the Company to the Grantee subject to the following terms and conditions and to the provisions of the FirstMerit Corporation 1995 Restricted Stock Plan (the "Plan"), the terms of which are hereby incorporated by reference.

         2. TRANSFER RESTRICTIONS. None of the Award Shares shall be sold, assigned or transferred, in whole or in part, voluntarily or involuntarily, by the Grantee, nor made subject to any lien (except as provided in Section 6, below), directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

         3. RELEASE OF RESTRICTIONS.

                  (A) The restrictions set forth in Section 2 above shall lapse as follows:

                           (i) with respect to 4,167 Award Shares, on the
                  anniversary of this Award Agreement in the year 2001;

                           (ii) with respect to 4,167 Award Shares, on the
                  anniversary of this Award Agreement in the year 2002;

                           (iii) with respect to 4,166 Award Shares, on the
                  anniversary of this Award Agreement in the year 2003;

                  (B) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection 3(A) and to the extent not related to shares which previously have been forfeited to the Company, shall lapse on the first to happen of the following:

                           (i) the Grantee's employment with the Company is
                  terminated following a Change of Control, or by reason of death, Disability (as defined in the long-term disability program of the Company applicable to Grantee at the time of such Disability), Termination Without Cause (as defined in that certain Employment Agreement effective March 1, 1995 between the Company and Grantee (the "Employment Agreement")) or Termination for Good Reason (as defined in the Employment Agreement); or

                           (ii) an action by the Committee, in its sole
                  discretion, terminating such restrictions.

         4. FORFEITURE. The Award Shares shall be forfeited to the Company upon the Grantee's termination of employment with the Company and its subsidiaries prior to the date the restrictions lapse as provided in Section 3 above.

         5. RIGHTS AS SHAREHOLDER. The Grantee shall be entitled to all of the rights of a shareholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

         6. ESCROW OF SHARE CERTIFICATES. For the purposes of securing the re-transfer of the shares into the name of the Company in the event of forfeiture and to ensure adequate provision



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for any tax withholding obligations arising with respect to the Award, certificates for the Award Shares shall be issued in the Grantee's name and shall be held in escrow by, and subject to a security interest in favor of, the Company until restrictions with respect to such shares lapse and all withholding obligations have been satisfied or such shares are forfeited as provided herein; provided, however, that the terms of such escrow shall make allowance for the transactions contemplated by Section 3(B)(i) above. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse and the satisfaction of any withholding obligations.

         7. GOVERNMENT REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8. WITHHOLDING TAXES. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

         9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Ohio.


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         IN WITNESS WHEREOF, the Company has caused the Award to be granted pursuant to this Award Agreement on the date first above written.

                                   FIRSTMERIT CORPORATION


                                   By: /s/ Howard L. Flood
                                       ----------------------------------------
                                            Howard L. Flood, Chairman


Accepted:

GRANTEE:


/s/ John R. Cochran
---------------------------
John R. Cochran
Date: March 1, 1995























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